EXHIBIT 31.4

CERTIFICATION

I, Joseph Espeso, certify that:

1.	I have reviewed this Amendment No. 1 on Form 10-K/A to the Annual Report on Form 10-K of Bolt Technology Corporation, as filed with the Securities and Exchange Commission on September 12, 2014; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: October 28, 2014

/s/ Joseph Espeso
Joseph Espeso
Senior Vice President — Finance
and Chief Financial Officer